Exhibit 99.1

NEWS RELEASE	For Immediate Release Contact: Joe Fazzino 860-263-4725 joe.fazzino@virtus.com

Virtus Investment Partners Announces Third Quarter 2010 Financial Results

•	Operating Income, as Adjusted, Increases to $5.7 Million from $5.3 Million; Operating Income Improves to $2.9 Million from $1.2 Million

•	Total Sales Grow to $1.6 Billion from $1.1 Billion; Positive Net Flows Increase to $455.2 Million from $168.1 Million

•	Long-Term Mutual Fund Sales of $1.1 Billion up 14 Percent from Prior Quarter; Positive Net Flows up 73 Percent to $461.1 Million

•	Total Assets Under Management at $27.1 Billion; Long-Term Assets Under Management at $24.4 Billion

Hartford, CT, November 1, 2010 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported results for the third quarter of 2010 that included its highest level of total and mutual fund sales as well as net flows since it became an independent public company in December 2008. The company also reported continued improvement in operating income, as adjusted, and operating margin, as adjusted.

Operating income, as adjusted, was $5.7 million for the quarter ended September 30, 2010, compared with $5.3 million in the second quarter of 2010 and $3.2 million in the third quarter of 2009. Operating margin, as adjusted, improved to 21 percent from 20 percent in the prior quarter and 14 percent in the third quarter of 2009. Operating income, as adjusted, and operating margin, as adjusted, are non-GAAP measures that exclude certain non-cash and other items as described in the table on page 11.

Operating income was $2.9 million in the third quarter, compared with $1.2 million in the prior quarter and a loss of $0.6 million in the third quarter of 2009. Operating margin was 8 percent in the third quarter, compared with 3 percent in the prior quarter and (2) percent in the third quarter of 2009. Net income was $3.7 million for the current quarter, compared with $0.4 million in the prior quarter and $0.1 million in the third quarter of 2009.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

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Virtus ended the quarter with assets under management of $27.1 billion, an increase of 8 percent from $25.1 billion at June 30, 2010 and 10 percent from $24.6 billion at September 30, 2009. Long-term assets under management, which exclude money market funds, were $24.4 billion at September 30, 2010, an increase of 10 percent from $22.3 billion at June 30, 2010 and 19 percent from $20.5 billion at September 30, 2009.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income (loss), as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts on page 11. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other non-cash and identified amounts.

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	Change	6/30/2010	Change	9/30/2010	9/30/2009	Change
Ending Assets Under Management (in billions)	$27.1	$24.6	10%	$25.1	8%	$27.1	$24.6	10%
Average Assets Under Management (in billions)	$26.1	$23.7	10%	$25.7	1%	$25.8	$22.6	14%

Gross Flows (in millions)	$1,578.1	$1,059.4	49%	$1,122.0	41%	$4,099.9	$2,619.6	57%
Net Flows (in millions)	$455.2	$282.3	61%	$168.1	171%	$1,030.5	$(187.3)	N/M

Revenue	$35,582	$30,395	17%	$34,788	2%	$103,817	$83,827	24%
Revenue, as adjusted (1)	$27,365	$22,885	20%	$27,002	1%	$80,470	$62,030	30%

Operating expenses	$32,685	$31,017	5%	$33,571	(3)%	$98,996	$91,742	8%
Operating expenses, as adjusted (1)	$21,664	$19,672	10%	$21,729	(0)%	$65,890	$59,459	11%

Operating income (loss)	$2,897	$(622)	N/M	$1,217	138%	$4,821	$(7,915)	N/M
Operating income, as adjusted (1)	$5,701	$3,213	77%	$5,273	8%	$14,580	$2,571	N/M

Net income (loss)	$3,719	$112	N/M	$413	N/M	$5,192	$(7,914)	N/M
Net income (loss) attributable to common stockholders	$2,406	$(788)	N/M	$(487)	N/M	$2,138	$(10,774)	N/M
Avg. shares outstanding - diluted (in thousands)	6,538	5,824	12%	5,854	12%	6,466	5,808	11%
Net income (loss) per diluted share	$0.37	$(0.14)	N/M	$(0.08)	N/M	$0.33	$(1.86)	N/M

Operating margin	8%	(2)%		3%		5%	(9)%
Operating margin, as adjusted (1)	21%	14%		20%		18%	4%

N/M - Not Meaningful

(1)	See “Schedule of Non-GAAP Information” on page 11

Management Commentary

“Our third quarter results demonstrated continued improvement in all key measures, including sales, net flows and profitability,” said George R. Aylward, president and chief executive officer. “Higher sales during the quarter led to an increase in sales-related expenses, but our ability to manage other operating expenses allowed us to improve operating income and operating margin, as adjusted.”

Aylward noted that the continued growth in already solid mutual fund sales was driven by successful distribution efforts and the benefits of the company’s broad offerings of equity, alternative and fixed income products. The strength in equity product sales, including the company’s emerging markets and quantitative strategies, resulted in equity and alternative products comprising 56 percent of mutual fund sales, up from 42 percent in the prior quarter. Long-term open-end fund sales achieved a 19.6 percent organic growth rate, which the company defines as annualized net sales divided by assets under management at the beginning of the quarter.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

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Increased sales resulted in a corresponding increase in sales-related expenses, particularly compensation, but other operating expenses declined from the prior quarter, which allowed the company to improve operating income, as adjusted, and operating margin, as adjusted. “We have maintained a stable fixed cost structure as we have grown the business through increased sales,” Aylward said.

The company also reported that it expects to finalize its adoption of the $1.5 billion Phoenix Edge Series Trust, a variable insurance trust that provides investment options to variable annuities and life insurance products. The transaction is expected to add approximately $1.2 billion in assets under management upon closing, $500 million of which will be managed by Virtus’ affiliated managers.

In addition to improving operating results, the company completed several previously announced capital management initiatives during the third quarter, including the amendment of its credit facility and the conversion of 22 percent of its outstanding preferred shares into common stock. The company also announced board approval for the repurchase of up to 350,000 shares of common stock. “These capital initiatives reinforce our commitment to enhancing shareholder value,” Aylward said.

“We are demonstrating the ability to build on our sales success and generate earnings and margin improvement on a consistent basis,” Aylward added. “We believe these accomplishments, combined with the operating and capital initiatives we have announced, give us a solid foundation for future growth.”

Asset Flows and Assets Under Management

The company achieved its highest level of both overall and long-term mutual fund sales and positive net flows as an independent public company.

•

Total sales of $1.6 billion for the third quarter were up 41 percent from $1.1 billion in the prior quarter, driven by higher mutual fund and institutional sales. Positive net flows were $455.2 million, an increase of 171 percent from $168.1 million in the second quarter, representing the highest for a quarter since the company became public.

•

Long-term mutual fund sales were $1,112.4 million for the quarter, an increase of 14 percent from $975.4 million in the second quarter of 2010. Positive net flows for mutual funds of $461.1 million increased 73 percent from $266.9 million in the second quarter.

•

Institutional sales, which tend to fluctuate significantly, were $358.5 million in the third quarter, with positive net flows of $31.2 million, compared with sales of $31.5 million and net outflows of $44.0 million in the prior quarter.

•

Assets under management increased 8 percent to $27.1 billion at September 30, 2010 from $25.1 billion at June 30, 2010, driven by both positive net flows and market appreciation of $1.6 billion in the quarter. Long-term mutual fund assets, which exclude money market funds, were $15.0 billion at the end of the third quarter, an increase of 12 percent from $13.4 billion at June 30, 2010.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

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•

Average assets under management, which correspond to the company’s fee-earning asset levels, were $26.1 billion for the quarter ended September 30, an improvement of 1 percent from $25.7 billion for the quarter ended June 30, 2010. Ending assets under management for separately managed accounts, which will form the basis for fourth quarter revenue, were up 5 percent to $3.6 billion.

Revenue

Total revenue improved modestly from the prior quarter due to increased mutual fund revenue and the impact of the financial markets.

•	Third quarter revenue of $35.6 million increased 2 percent from $34.8 million in the prior quarter and 17 percent from $30.4 million in the third quarter of 2009.

•

Revenue, as adjusted, which is net of certain mutual fund distribution and administration expenses, increased 1 percent to $27.4 million in the third quarter from $27.0 million in the prior quarter, and 20 percent from $22.9 million in the third quarter of 2009.

•

Investment management fees of $23.5 million in the third quarter were relatively unchanged from the prior quarter as a modest increase in mutual fund fees was substantially offset by lower fees from institutional products and separately managed accounts.

Expenses

Operating expenses in the quarter declined from the prior quarter as higher sales-related costs were offset by lower restructuring and severance costs and lower other operating expenses. Operating expenses, as adjusted, were relatively unchanged from the prior quarter.

•

Operating expenses of $32.7 million in the third quarter were 3 percent lower than $33.6 million in the prior quarter, with decreases in restructuring and severance and other operating expenses offsetting an increase in employment expenses related to stronger sales.

•

Operating expenses, as adjusted, which exclude distribution and administration expenses, restructuring and severance charges, and certain non-cash charges, were flat to the prior quarter at $21.7 million.

•	Employment expenses of $15.9 million in the third quarter increased 3 percent from $15.5 million in the prior period, primarily due to the impact of higher overall and mutual fund sales.

•

Other operating expenses of $6.7 million declined 9 percent from $7.4 million in the second quarter, reflecting the relative stability of the company’s fixed cost structure. Other operating expenses in the second quarter 2010 included $0.4 million of stock-based compensation related to the annual retainer for directors.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

Virtus Investment Partners, Inc. 5

Product Management

During the quarter the company expanded its Virtus Mutual Funds offerings with several new funds and also announced a proposed rights offering for one of its five closed end funds.

•

The Virtus Premium AlphaSector Fund (Class A: VAPAX), introduced July 1, 2010, had $138.8 million in assets at September 30 and continues the sales success of the company’s previous AlphaSector™ offering, both of which are designed to limit exposure to prolonged market downturns and participate in rising markets.

•

The company expanded its international offerings with the September launch of the Virtus International Equity Fund (Class A: VIEAX) which is subadvised by Pyrford International, a London-based manager. The new fund complements Virtus’ existing international products, including the Virtus Emerging Markets Opportunities Fund (Class A: HEMZX), which was named by the Wall Street Journal as a “Category King” among emerging markets funds, as ranked by year-to-date total returns for the period ended September 30, 2010. The Emerging Markets Fund is subadvised by Vontobel Asset Management.

•	Also in September, the Zweig Total Return Fund, Inc., a closed-end fund advised by affiliated manager Zweig Advisers, filed a registration statement for a secondary rights offering.

Balance Sheet, Liquidity and Capital Resources

Working capital increased to $41.0 million at September 30, 2010 from $37.3 million at the end of the second quarter 2010. During the quarter, the company paid $1.8 million in dividend payments on its convertible preferred stock. As previously announced, in August the company converted 9,783 of the 45,000 outstanding shares of its preferred stock into common stock, thus reducing annual dividend payments by approximately $0.8 million per year.

In October, the company announced that its board of directors had authorized a repurchase program of up to 350,000 shares of its common stock as part of the company’s long-term capital management strategy. Under the terms of the program, the company may repurchase shares on the open market or in privately negotiated transactions, depending on price and prevailing market and business conditions. The program is intended to generally offset shares issued under equity-based plans.

Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of			As of
	9/30/2010	9/30/2009	Change	6/30/2010	Change
Cash and cash equivalents	$36,834	$23,702	55%	$31,586	17%
Marketable securities	$9,801	$8,679	13%	$8,648	13%
Long-term note payable	$15,000	$15,000	0%	$15,000	0%
Convertible preferred shares	$35,921	$45,900	(22)%	$46,800	(23)%
Stockholders’ equity	$44,877	$28,532	57%	$31,593	42%

Working capital (1)	$41,013	$30,921	33%	$37,306	10%

(1)	Working capital is defined as current assets less current liabilities.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

Virtus Investment Partners, Inc. 6

Conference Call

Virtus Investment Partners management will host an investor conference call on Tuesday, November 2 at 11 a.m. Eastern to discuss these financial results and related matters. The conference call will be broadcast live over the Internet at www.virtus.com in the Investor Relations section. The call can also be accessed by telephone at 800.860.2442 if calling from within the U.S.; 866.605.3852 if calling from Canada; or 412.858.4600 if calling from outside the U.S. and Canada (Passcode: Virtus). A replay of the call will be available through November 19 in the Investor Relations section of www.virtus.com, or by telephone at 877.344.7529 if calling from within the U.S. or 412.317.0088 if calling from outside the U.S. (Conference Number: 445642). The presentation that will be reviewed as part of the conference call will be available on the Investor Relations section of our Web site.

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus Mutual Funds are distributed by VP Distributors, Inc., a subsidiary of Virtus Investment Partners and member, FINRA. Additional information can be found at www.virtus.com.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, expected cost savings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of adverse market and economic developments on all aspects of our business; (b) any poor relative investment performance of our asset management strategies and any resulting outflows of assets; (c) any lack of availability of additional and/or replacement financing, as may be needed, on

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

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satisfactory terms or at all; (d) any inadequate performance of third-party relationships; (e) the withdrawal of assets from under our management; (f) our ability to attract and retain key personnel in a competitive environment; (g) the ability of independent trustees of our mutual funds and closed-end funds, and other clients, to terminate their relationships with us; (h) the possibility that our goodwill or intangible assets could become impaired, requiring a charge to earnings; (i) the increased competition we face in our business, including competition related to investment products and fees; (j) potential adverse regulatory and legal developments; (k) the difficulty of detecting misconduct by our employees, subadvisers and distribution partners; (l) changes in accounting or regulatory standards or rules, including the impact of proposed rules which may be promulgated relating to Rule 12b-1 fees; (m) the ability to satisfy the financial covenants under existing debt agreements; and (n) certain other risks and uncertainties described in our 2009 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations”. You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

# # #

Investors should carefully consider the investment objectives, risks, charges and expenses of any Virtus Mutual Fund before investing. The prospectus contains this and other information about a fund. Please contact your financial representative, call 1-800-243-4361, or visit www.virtus.com to obtain a current prospectus. You should read the prospectus carefully before you invest or send money.

Important risk considerations: Because the Premium AlphaSector Fund invests in ETFs, it indirectly bears its proportionate share of the operating expenses of the underlying funds. Indirectly, the fund is subject to all risks associated with the underlying ETFs. Investing internationally, especially in emerging markets, involves additional risks such as currency, political, accounting, economic, and market risk.

Not insured by FDIC/NCUSIF or any federal government agency. No bank guarantee. Not a deposit. May lose value.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

Virtus Investment Partners, Inc. 8

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	Change	6/30/2010	Change	9/30/2010	9/30/2009*	Change
Revenues
Investment management fees	$23,483	$20,599	14%	$23,388	0%	$71,285	$56,577	26%
Distribution and service fees	7,353	5,992	23%	7,001	5%	20,763	16,912	23%
Administration and transfer agent fees	4,328	3,290	32%	3,964	9%	10,516	9,139	15%
Other income and fees	418	514	(19)%	435	(4)%	1,253	1,199	5%

Total revenues	35,582	30,395	17%	34,788	2%	103,817	83,827	24%

Operating Expenses
Employment expenses	15,910	14,083	13%	15,458	3%	47,727	41,596	15%
Distribution and administration expenses	8,217	7,510	9%	7,786	6%	23,347	21,797	7%
Other operating expenses	6,742	6,538	3%	7,434	(9)%	21,159	20,348	4%
Restructuring and severance	228	450	(49)%	1,100	(79)%	1,358	1,080	26%
Depreciation and other amortization	513	686	(25)%	500	3%	1,508	1,429	6%
Amortization of intangible assets	1,075	1,750	(39)%	1,293	(17)%	3,897	5,492	(29)%

Total operating expenses	32,685	31,017	5%	33,571	(3)%	98,996	91,742	8%

Operating Income (Loss)	2,897	(622)	N/M	1,217	138%	4,821	(7,915)	N/M

Other Income (Expense)
Realized and unrealized gains (losses) on trading securities	1,024	1,249	(18)%	(526)	N/M	847	1,656	(49)%
Other income (expense)	4	(21)	N/M	3	33%	75	(16)	N/M

Total other income (expense), net	1,028	1,228	(16)%	(523)	N/M	922	1,640	(44)%

Interest (Expense) Income
Interest expense	(228)	(373)	39%	(267)	15%	(770)	(1,465)	47%
Interest income	52	68	(24)%	77	(32)%	299	285	5%

Total interest income (expense), net	(176)	(305)	42%	(190)	7%	(471)	(1,180)	60%

Income (Loss) Before Income Taxes	3,749	301	N/M	504	N/M	5,272	(7,455)	N/M
Income tax expense	30	189	(84)%	91	(67)%	80	459	(83)%

Net Income (Loss)	3,719	112	N/M	413	N/M	5,192	(7,914)	N/M

Preferred stockholder dividends	(785)	(900)	13%	(900)	13%	(2,585)	(2,860)	10%

Allocation of earnings to preferred stockholders (1)	(528)	—	N/M	—	N/M	(469)	—	N/M

Net Income (Loss) Attributable to Common Stockholders	$2,406	$(788)	N/M	$(487)	N/M	$2,138	$(10,774)	N/M

Earnings (Loss) Per Share - Basic	$0.39	$(0.14)	N/M	$(0.08)	N/M	$0.36	$(1.86)

Earnings (Loss) Per Share - Diluted	$0.37	$(0.14)	N/M	$(0.08)	N/M	$0.33	$(1.86)

Weighted Average Shares Outstanding - Basic (in thousands)	6,103	5,824	5%	5,854	4%	5,931	5,808

Weighted Average Shares Outstanding - Diluted (in thousands)	6,538	5,824	12%	5,854	12%	6,466	5,808

N/M - Not Meaningful

(1)	Reflects hypothetical allocation of net income, after preferred stockholder dividends, to the Series B convertible preferred stockholders who would have participated pro rata in common stockholder dividends if the Company had declared a common stockholder dividend.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

Virtus Investment Partners, Inc. 9

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009
By product (period end):
Mutual Funds - Long-term	$14,998.7	$13,413.2	$13,820.6	$13,159.1	$12,358.9
Mutual Funds - Money Market	2,704.6	2,841.0	3,034.2	3,930.6	4,068.2
Separately Managed Accounts	3,626.0	3,451.6	3,642.3	3,551.8	3,405.5
Institutional Products	5,783.3	5,413.7	5,128.2	4,798.2	4,762.6

Total	$27,112.6	$25,119.5	$25,625.3	$25,439.7	$24,595.2

By product (average) (1)
Mutual Funds - Long-term	$14,316.2	$13,966.0	$13,504.5	$12,866.3	$11,932.2
Mutual Funds - Money Market	2,877.6	2,921.9	3,465.8	4,054.1	4,094.2
Separately Managed Accounts	3,451.6	3,642.3	3,551.8	3,405.5	3,041.3
Institutional Products	5,430.2	5,210.9	4,913.5	4,771.6	4,600.0

Total	$26,075.6	$25,741.1	$25,435.6	$25,097.5	$23,667.7

By asset class (period end):
Equity	$12,272.3	$11,088.1	$11,897.4	$11,546.7	$11,027.5
Fixed Income	12,135.7	11,190.4	10,693.7	9,962.4	9,499.5
Money Market	2,704.6	2,841.0	3,034.2	3,930.6	4,068.2

Total	$27,112.6	$25,119.5	$25,625.3	$25,439.7	$24,595.2

Assets Under Management - Average Net Management Fees Earned (2)
(In basis points)

	Three Months Ended
	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009
Mutual Funds - Long-term (3)	42.9	43.2	44.4	44.8	44.1
Mutual Funds - Money Market (3)	5.2	5.2	5.1	5.1	5.1
Separately Managed Accounts	47.4	47.3	49.2	48.1	49.5
Institutional Products (4)	25.5	28.2	40.3	32.8	26.1
All Products	35.7	36.4	38.9	36.6	34.5

(1)	Averages are calculated as follows:

•	Mutual Funds - average daily balances
•	Separately Managed Accounts - prior quarter ending balance (on which the current quarter’s fees are earned)
•	Institutional Products - average of month-end balances in quarter

(2)	Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (1).
(3)	Average fees earned for money market and long-term mutual funds are net of sub-advisory fees.
(4)	Includes structured finance products.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Nine Months Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009
Retail Products
Mutual Funds - Long-term
Beginning balance	$13,413.2	$13,820.6	$13,159.1	$12,358.9	$10,963.3	$13,159.1	$10,744.3
Inflows	1,112.4	975.4	988.6	903.9	790.0	3,076.4	1,872.2
Outflows	(651.3)	(708.5)	(653.8)	(552.7)	(541.0)	(2,013.6)	(1,697.9)

Net flows	461.1	266.9	334.8	351.2	249.0	1,062.8	174.3
Market appreciation (depreciation)	1,163.2	(654.9)	348.3	484.9	1,184.3	856.6	1,517.8
Acquisitions (dispositions) / Other	(38.8)	(19.4)	(21.6)	(35.9)	(37.7)	(79.8)	(77.5)

Ending balance	$14,998.7	$13,413.2	$13,820.6	$13,159.1	$12,358.9	$14,998.7	$12,358.9

Mutual Funds - Money Market
Beginning balance	$2,841.0	$3,034.2	$3,930.6	$4,068.2	$3,995.2	$3,930.6	$4,654.0
Change in cash management products	(136.4)	(193.2)	(896.4)	(137.6)	73.0	(1,226.0)	(585.8)

Ending balance	$2,704.6	$2,841.0	$3,034.2	$3,930.6	$4,068.2	$2,704.6	$4,068.2

Separately Managed Accounts
Beginning balance	$3,451.6	$3,642.3	$3,551.8	$3,405.5	$3,041.3	$3,551.8	$3,074.3
Inflows	107.2	115.1	116.5	171.3	215.4	338.8	590.0
Outflows	(144.3)	(169.9)	(155.7)	(159.6)	(160.2)	(469.9)	(705.6)

Net flows	(37.1)	(54.8)	(39.2)	11.7	55.2	(131.1)	(115.6)
Market appreciation (depreciation)	191.3	(134.4)	135.9	145.1	303.9	192.8	428.2
Change in cash management products	20.2	(1.5)	(6.2)	(10.5)	5.1	12.5	18.6

Ending balance	$3,626.0	$3,451.6	$3,642.3	$3,551.8	$3,405.5	$3,626.0	$3,405.5

Institutional Products
Institutional Accounts
Beginning balance	$4,494.8	$4,219.1	$3,929.8	$3,913.0	$3,662.3	$3,929.8	$3,415.2
Inflows	358.5	31.5	294.7	165.4	54.0	684.7	157.4
Outflows	(327.3)	(75.5)	(183.1)	(226.6)	(75.9)	(585.9)	(403.4)

Net flows	31.2	(44.0)	111.6	(61.2)	(21.9)	98.8	(246.0)
Market appreciation (depreciation)	205.6	(15.9)	166.0	87.4	288.6	355.7	321.7
Change in cash management products	113.7	335.6	11.5	(8.1)	6.6	460.8	154.0
Acquisitions (dispositions) / Other	0.6	—	0.2	(1.3)	(22.6)	0.8	268.1

Ending balance	$4,845.9	$4,494.8	$4,219.1	$3,929.8	$3,913.0	$4,845.9	$3,913.0

Structured Products
Beginning balance	$918.9	$909.1	$868.4	$849.6	$778.1	$868.4	$748.6
Inflows	—	—	—	—	—	—	—
Outflows	—	—	—	—	—	—	—

Net flows	—	—	—	—	—	—	—
Market appreciation	18.5	9.8	40.7	18.8	71.5	69.0	101.0

Ending balance	$937.4	$918.9	$909.1	$868.4	$849.6	$937.4	$849.6

Total
Beginning balance	$25,119.5	$25,625.3	$25,439.7	$24,595.2	$22,440.2	$25,439.7	$22,636.4
Inflows	1,578.1	1,122.0	1,399.8	1,240.6	1,059.4	4,099.9	2,619.6
Outflows	(1,122.9)	(953.9)	(992.6)	(938.9)	(777.1)	(3,069.4)	(2,806.9)

Net flows	455.2	168.1	407.2	301.7	282.3	1,030.5	(187.3)
Market appreciation (depreciation)	1,578.6	(795.4)	690.9	736.2	1,848.3	1,474.1	2,368.7
Change in cash management products	(2.5)	140.9	(891.1)	(156.2)	84.7	(752.7)	(413.2)
Acquisitions (dispositions) / Other	(38.2)	(19.4)	(21.4)	(37.2)	(60.3)	(79.0)	190.6

Ending balance	$27,112.6	$25,119.5	$25,625.3	$25,439.7	$24,595.2	$27,112.6	$24,595.2

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

Virtus Investment Partners, Inc. 11

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company’s financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Nine Months Ended
	Sep 30, 2010	Sep 30, 2009	Jun 30, 2010	Sep 30, 2010	Sep 30, 2009
Revenues, GAAP basis	$35,582	$30,395	$34,788	$103,817	$83,827
Less:
Distribution and administration expenses	8,217	7,510	7,786	23,347	21,797

Revenues, as adjusted (1)	27,365	22,885	27,002	80,470	62,030

Operating Expenses, GAAP Basis	32,685	31,017	33,571	98,996	91,742
Less:
Distribution and administration expenses	8,217	7,510	7,786	23,347	21,797
Depreciation and amortization	1,588	2,436	1,793	5,405	6,921
Stock-based compensation	988	949	1,163	2,996	2,485
Restructuring and severance charges	228	450	1,100	1,358	1,080

Operating Expenses, as adjusted (2)	21,664	19,672	21,729	65,890	59,459

Operating Income, as adjusted (3)	5,701	3,213	5,273	14,580	2,571

Operating margin, GAAP basis	8%	(2)%	3%	5%	(9)%
Operating margin, as adjusted (3)	21%	14%	20%	18%	4%

(1)	Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes revenues, as adjusted, provides useful information to investors because distribution and administrative expenses are costs that are generally passed directly through to external parties. Effective with the 2010 first quarter, the company no longer pays outside service providers for certain fund administrative and transfer agency services from the fees it collects for open-end funds it manages. These amounts are now paid by the funds directly to third-party service providers and, as a result, the revenue and expense previously recorded by the company for these services are no longer reflected. These payments were reported in the above reconciliation of GAAP to non-GAAP revenue and expenses for the 2009 period.
(2)	Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization and impairments attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.
(3)	Operating income (loss), as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

In the above release, we define “organic growth rate” as our annualized net sales divided by beginning long-term open-end fund assets under management.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com